SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 10, 2005

SouthCrest Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	333-112845	58-2256460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, Georgia	30214

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 647-5426

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     This Form 8-K is to describe ordinary course executive officer and director compensation actions taken by the Board of Directors of SouthCrest Financial Group, Inc. (the “Company”) at its meeting on Thursday, February 10, 2005.

  Compensation of Named Executive Officers.

     At its February 10, 2005 meeting, the Board of Directors established compensation for the following named executive officers:

	2004 Annual	2005 Annual
Executive Officer	Base Salary(1)	Base Salary
Daniel W. Brinks,
Chairman and Chief Operating Officer	$242,403	$250,000
Larry T. Kuglar,
President and Chief Executive Officer	160,000	170,000

(1)	Annualized salaries in effect as of September 30, 2004, the date on which Upson Bankshares, Inc. and First Polk Bankshares, Inc. merged to form SouthCrest Financial Group, Inc.

  Director Compensation.

     The Board of Directors has a policy for board fees for the directors of the Company and its subsidiary banks. The Company’s Directors are paid $1,500 per bimonthly meeting attended and outside directors receive $500 per committee meeting attended. The Directors of the Bank of Upson and The First National Bank of Polk County are paid $1,000 per monthly meeting attended and outside directors are paid $500 per committee meeting attended.

  Employment Agreement with Mr. Hertha.

     On February 10, 2005, the Board approved an employment agreement for the Company’s Senior Vice President and Chief Financial Officer, Douglas J. Hertha. Mr. Hertha and the Company formally entered into the employment agreement on February 10, 2005. Pursuant to the employment agreement, Mr. Hertha will receive an annual base salary of $110,000. The Company’s board of directors will review Mr. Hertha’s base salary annually and may increase his base salary from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on February 10, 2005 and will continue until February 10, 2008, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

     Mr. Hertha’s employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Hertha’s election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Hertha’s death or disability. In the event that Mr. Hertha’s employment is terminated by the employer without cause or by Mr. Hertha in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Hertha’s compensation and life, health and dental insurance coverages. In addition, Mr. Hertha will be prohibited from competing with the Company or soliciting its employees within the geographic area set forth in the employment agreement for a period of 12 months after the date of termination of his employment for any reason.

Item 9.01 Financial Statements and Exhibits

  Exhibits.

Exhibit No.	Description of Exhibit
10.5	Employment Agreement with Douglas J. Hertha.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.
Dated: February 15, 2005	By:	/s/Douglas J. Hertha

Douglas J. Hertha Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.5	Employment Agreement with Douglas J. Hertha.